                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Company [X]

Filed by a Party other than the Company [_]

Check the appropriate box:                [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               KOO KOO ROO, INC.
                 (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                                      N/A
     (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE COMPANY)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         Common Stock, par value $.01 per share, of Koo Koo Roo, Inc. ("Common Stock")

    (2)  Aggregate number of securities to which transaction applies:
         55,000,000 (54,480,966 outstanding shares of Common Stock)

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $1.703125 (average of high and low prices on June 29, 1998)

    (4)  Proposed maximum aggregate value of transaction:
         $93,671,875

    (5)  Total fee paid:
         Fee offset pursuant to Rule 14a-6(j) (see below)

[_] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.: Form S-4 (File No. 333-58281)

    (3)  Filing Party: Family Restaurants, Inc.

    (4)  Date Filed: July 1, 1998

     As filed with the Securities and Exchange Commission on July 7, 1998

[LOGO OF KOO KOO ROO(R)]

11075 SANTA MONICA BLVD.                              [LOGO OF HAMBURGER HAMLET]
SECOND FLOOR                                                310/479-2080  PHONE
LOS ANGELES, CA 90025                                         310/479-4221  FAX

FOR IMMEDIATE RELEASE: SEPTEMBER 22, 1998

Contact: Roxane Quinn
    Investor Relations
    Koo Koo Roo, Inc.
    (310) 479-2080

                               KOO KOO ROO, INC.
                         SPECIAL STOCKHOLDERS MEETING
                        TO BE HELD ON OCTOBER 30, 1998

  LOS ANGELES, CA, SEPTEMBER 22, 1998 . . . KOO KOO ROO, INC. (NASDAQ NMS:
KKRO) announced today that it has commenced the mailing to its stockholders of proxy materials relating to its proposed merger with Family Restaurants, Inc. The merger will be considered by stockholders at a Special Meeting of stockholders presently scheduled for 9:00 a.m. on October 30, 1998 at the Park Hyatt in Irvine, California. The Park Hyatt is located at 17900 Jamboree Road, Irvine, California. Only common stockholders of record of Koo Koo Roo at the close of business on September 10, 1998, the record date for the Special Meeting, are entitled to vote on the proposed merger.

  Stockholders should receive their proxy statements over the next two weeks, depending upon how promptly the materials are forwarded by brokerage firms to their clients. MacKenzie Partners, Inc. has been retained by Koo Koo Roo to act as its solicitation agent and to assist stockholders in voting shares. Stockholders with questions may reach MacKenzie Partners at (800) 322-2885.

  Koo Koo Roo, Inc. operates 39 Koo Koo Roo California Kitchen restaurants which are located in California, Florida, and Nevada. Renowned for its proprietary Original Skinless Flame Broiled Chicken(TM), Koo Koo Roo delivers a healthy alternative within the casual dining and take-home meal replacement market. In addition, Koo Koo Roo operates 14 Hamburger Hamlet restaurants in California and in the Washington, D. C. beltway area. A Canadian company in which Koo Koo Roo has a 28% investment also operates three Koo Koo Roo California Kitchen restaurants in Toronto. Family Restaurants, Inc. is primarily engaged in the operation of full-service Mexican restaurants under the Chi-Chi's, El Torito and Casa Gallardo names. As of June 30, 1998, Family Restaurants operated over 270 restaurants.

  Forward-looking statements and comments in this press release are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the shareholders to approve the proposed merger, are necessarily subject to risks and uncertainties, some of which are significant in scope and nature. These risks are further discussed in the periodic reports and registration statements filed by the Company from time to time with the Securities and Exchange Commission.